                                                                    Exhibit 10.4

                           ASSET PURCHASE AGREEMENT


                                     AMONG


                            BLUE RHINO CORPORATION


                                      AND


                      INTERNATIONAL PROPANE PRODUCTS, LLC


                                      AND

                               MICHAEL A. WATERS

                            ASSET PURCHASE AGREEMENT


     Agreement entered into on as of March 31, 2000, among Blue Rhino Corporation, a Delaware corporation ("Buyer"), International Propane Products, LLC, an Illinois limited liability company ("IPP"), and Michael A. Waters ("Waters") (collectively IPP and Waters are referred to herein as the "Sellers"). Buyer and the Sellers are referred to collectively herein as the "Parties."

                               R E C I T A L S:
                               ---------------

     A. Buyer desires to purchase, and IPP desires to sell, substantially all of the assets of IPP.

     B.  Waters is the sole member of IPP.

                               A G R E E M E N T
                               - - - - - - - - -

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.  Definitions.
         -----------

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Acquired Assets" means all right, title, and interest in and to (a) all assets of IPP directly relating to or necessary for the manufacture or sale of patio heaters or brass gas cylinder valves, consisting of all tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, tools, jigs, molds and dies) listed on Schedule 1(a) (the "Tangible Assets"),
(b) the Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions listed on Schedule 1(b), (c) IPP's claims, contractual deposits, prepaid assets, refunds, causes of action, chooses in action, rights of recovery, rights of set off (except those which could be asserted against any Person making a claim against IPP which claim was not included as an Assumed Liability) and rights of recoupment, (d) IPP's assignable approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies listed on
Schedule 1(d), (e) all leases, contracts, agreements, arrangements, commitments and understandings to which IPP is a party listed on Schedule 1(e) (the "Contracts"), and (f) access to all of the of books, records, ledgers, files, documents, correspondence, lists, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials related to the manufacture or sale of the Patio Heater and valves; provided, however, that the Acquired Assets shall not include
        -----------------
the Excluded Assets.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement in the form attached hereto as Exhibit C-3.
                                         -----------

     "Assumed Liabilities" means (a) the liabilities for payment under and performance of all Contracts included in the Acquired Assets, (b) any Liability arising out of product liability claims related to products designed, manufactured, imported or sold by IPP prior to the date of this Agreement that are made or occur after the five (5) year anniversary date of this Agreement and
                                                                            ----
(c) accrued vacation pay for employees of IPP employed by Buyer after the
------------
Closing, provided, however, that the Assumed Liabilities shall not include (i)
         -----------------
any trade accounts payable, (ii) accrued payroll, (iii) accrued liabilities (other than accrued vacation pay as provided herein above) (iv) Liability of any Seller for Taxes, (ii) any Liability of any Seller for the unpaid Taxes of any Person under Reg. Section 1.1502-6 under the Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) any obligation of any Seller to indemnify any Person (including any of the Seller Members) by reason of the fact that such Person was the manager, officer, employee, or agent of IPP or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iv) any Liability of any Seller arising under an Employee Benefit Plan that the Seller maintains, or (v) any Liability or obligation of any Seller under this Agreement (or under any side agreement between any Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement).

     "Average Closing Price" means the average closing price for a share of Buyer's common stock, as listed in The Wall Street Journal, Central Edition, reported for the five (5) trading days prior to the date of this Agreement.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that has caused or reasonably could be expected to cause any specified consequence.

     "Cash" means cash and cash equivalents (including bank deposits, marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "Closing" has the meaning set forth in Section 2(d) below.

     "Closing Date" has the meaning set forth in Section 2(d) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the Buyer's Common Stock, par value $.001 per share.

     "Consulting Agreement" means the Consulting Agreement in the form attached hereto as Exhibit C-4.
          -----------

     "Deferred Payment Term" means the lesser of (a) the life of the Patio Heater Patent (which time period includes the application process thereto), but in no event less than five (5) years, or (b) until Buyer stops making, using or selling the invention claimed in the Patio Heater Patent for a period of one (1) year.

     "Deferred Purchase Price" has the meaning set forth in Section 2(g).

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" means (i) any documents relating to the organization, maintenance, and existence of IPP as a limited liability company, (ii) any of the rights of the Sellers under this Agreement (or under any side agreement between any Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement), (iv) Cash, (v) Accounts Receivable and
(vi) any of the assets listed on Schedule 2, including the list of accounts receivable as of March 31, 2000 attached thereto.

     "Financial Statement" has the meaning set forth in Section 3(g) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Gross Profits" has the meaning set forth in Section 2(g)(i).

     "Indemnification Agreement" means the Indemnification Agreement among Buyer, IPP and Waters entered into concurrently herewith and attached hereto as Exhibit B.
---------

     "Intellectual Property" means the Patio Heater Patent and all of IPP's (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof related to valves or patio heaters, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) mask works and all applications, registrations, and renewals in connection therewith, (e) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) computer software (including data and related documentation), (g) other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Intellectual Property Assignment" means the Intellectual Property Assignment attached hereto as Exhibit C-2.
                              -----------

     "IPP Manager" means Waters.

     "Knowledge" means actual knowledge of Waters.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the Financial Statements.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "License Agreement" means the License Agreement, dated of even date herewith between Buyer and Waters, attached hereto as Exhibit D.
                                                      ---------

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Patio Heater" means the patio heaters that are the subject of the Patio Heater Patent and all equivalents or continuations thereof.

     "Patio Heater Business" means the business operated by IPP of importing and selling Patio Heaters and brass valves for propane cylinders.

     "Patio Heater Patent" means the patent applications listed on Schedule 3 filed with the United States Patent and Trademark Office and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof. A description of the status of the Patio Heater Patent is set forth on
Schedule 3.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, a limited liability company, a legal entity, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in Section 2(c) below.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

     "Subsidiary" means any corporation or other Person with respect to which a specified Person (or a Subsidiary thereof) owns more than eighty percent (80%) of the equity interests.

     "Seller Member" means any person who or which is a member of IPP.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2.  Basic Transaction.
         -----------------

     (a) Purchase and Sale of Assets.  On and subject to the terms and
         ---------------------------
conditions of this Agreement, Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, transfer, convey, and deliver to Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this
Section 2.

     (b) Assumption of Liabilities.  On and subject to the terms and conditions
         -------------------------
of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Sellers not included within the definition of Assumed Liabilities.

     (c) Purchase Price.  The total purchase price (the "Purchase Price") to be
         --------------
paid by Buyer to IPP for the Acquired Assets shall be as follows:

         (i)    Buyer's Common Stock.  At the Closing, Buyer shall deliver to
                --------------------
     Waters Common Stock with a market value of One Million One Hundred Twenty-Three Thousand Dollars ($1,123,000) (the "Purchase Shares"). The number of Purchase Shares to be delivered to Waters constituting a market value of $1,123,000 will be the number of shares of Buyer's Common Stock valued at Average Closing Price which have an aggregate Average Closing Price equal to One Million One Hundred Twenty-Three Thousand Dollars ($1,123,000). No fractional shares will be issued. With respect to any fractional share, Buyer shall pay to Waters an amount in cash equal to such fraction.

         (ii)   Cash.  Cash in the amount of $1,206,471.17, the calculation of
                ----
     which is set forth on Section 2(c)(ii) of the Disclosure Schedule.

         (iii)  Assumed Liabilities.  The assumption of the Assumed Liabilities.
                -------------------

         (iv)  Deferred Purchase Price.  The Deferred Purchase Price payable to
               -----------------------
     Waters pursuant to Section 2(g).

     (d) The Closing.  The closing of the transactions contemplated by this
         -----------
Agreement (the "Closing") shall take place at the offices of Pedersen & Houpt in Chicago, Illinois, commencing at 11:00 a.m. local time on or before March 31, 2000 or such other date as the Parties may mutually determine (the "Closing Date").

     (e) Deliveries at the Closing.  At the Closing,
         -------------------------

         (i)  Sellers shall deliver to Buyer:

              (A) the various certificates, instruments, and documents referred to in Section 6(a) below and;

              (B) an executed bill of sale transferring the Acquired Assets to Buyer;

              (C)  Intentionally deleted;

              (D)  an executed Intellectual Property Assignment;

              (E)  an executed Assignment and Assumption Agreement;

              (F)  an executed the Consulting Agreement;

              (G)  an executed License Agreement;

              (H) an acknowledgement from the Sellers that the oral license agreement between IPP and Waters for the Patio Heater Patent has been terminated;

              (I)  copies of all necessary third-party consents; and

              (J) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel reasonably may request, including an Amendment of IPP's Certificate of Formation to effectuate a change of name which shall be filed by IPP within 15 days of the Closing Date.

         (ii) Buyer will deliver to the Sellers:

              (A) the various certificates, instruments, and documents referred to in

                   Section 6(b) below;


              (B) a certificate (with a legend restricting transferability) representing that number of Purchase Shares as determined pursuant to Section 2(c)(I);

              (C) cash in the amount determined pursuant to Section 2(c)(ii), payable by wire transfer or delivery of other immediately available funds:

              (D)  an executed Assignment and Assumption Agreement;

              (E)  an executed License Agreement;

              (F)  an executed Consulting Agreement; and

              (G) such other instruments of assumption as the Sellers and its counsel reasonably may request.

     (f)  Allocation.  The Parties agree to allocate the Purchase Price (and all
          ----------
other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit E.
                            ---------

     (g)  Deferred Purchase Price.
          -----------------------

                   (i) The "Deferred Purchase Price " shall mean payments from the Buyer to Waters pursuant to this Section 2(g) within thirty (30) days of the close of each and every calendar quarter except that Buyer shall make Deferred Purchase Price payments to Waters for the last quarter of the year within ninety (90) days of the close of each and every calendar year during the Deferred Payment Term, at which time adjustments, if any, to Net Sales and payments will be made based on fiscal year end audited financial statements of Buyer. The Schedule of Deferred Payments in Section 2(g)(ii) below is based on the Net Sales of the Patio Heaters. For purposes of this Agreement, "Net Sales" shall mean the sales price at which the Patio Heaters and parts therefor are sold as adjusted for returns, discounts, and allowances, unless otherwise agreed by the parties in good faith. Buyer's Deferred Purchase Price payments to Waters shall be accompanied by a report setting forth, Net Sales of the Patio Heaters for the appropriate period(s). Buyer will keep records showing the products sold or otherwise disposed of during the Term in such detail as to enable the amounts payable hereunder to be readily determined by an accountant or other person with comparable financial statement and general ledger sophistication. Buyer shall also permit its books and records to be examined by Waters up to twice annually to the extent necessary to verify the sales, deductions and payments provided for herein. Such examination shall be made during normal business hours, at times convenient to Waters and Buyer. In the event that such examination reveals an underpayment in the Deferred Purchase Payments of more than 5%, Buyer shall pay Waters' costs for such examination.

                    (ii) The Deferred Purchase Price shall equal 1.0% of the Net Sales from Patio Heaters. The Deferred Purchase Price shall be payable during the Deferred Payment Term. Notwithstanding anything to the contrary contained herein, in the event (A) a patent is issued within three (3) years from the date hereof by the United States Patent and Trademark Office in connection with the Patio Heater Patent, the minimum Deferred Purchase Price payment made to Waters during the first seven (7) years of the Deferred Payment Term shall be as follows: year 1 - $25,000; year 2 - $40,000; year 3 - $65,000; and
          years 4-7 - $100,000 each year or (B) a patent is not issued within three (3) years from the date hereof by the United States Patent and Trademark Office in connection with the Patent Heater Patent the minimum Deferred Purchase Price payment made to Waters during the first three (3) years of the Deferred Payment Term shall be as follows: year 1 - $25,000; year 2 - $40,000; year 3 - $65,000 (in each case, the "Minimum Deferred Purchase Price"). The Minimum Deferred Purchase Price may be paid to Waters from Blue Rhino out of any source of income, regardless of whether it is related to the Net Sales from Patio Heaters.

     In the event that either: (a) Buyer fails to make the Minimum Deferred Purchase Price payments within thirty (30) days after notice from Waters that
the same has become due and payable   pursuant to Section 2(g), or (b) Deferred
Payment Term ends before the end of the life of the Patio Heater Patent (which time period includes the application process thereto), then Waters shall have the right to manufacture and sell Patio Heaters pursuant to the License Agreement and the non-competition agreement contained in the Indemnification Agreement shall not apply to such sales.

     (h) Purchase Shares.  Buyer will use its best efforts to prepare, file and
         ---------------
have become effective with the Securities and Exchange Commission (the "Commission") an amendment or supplement to Buyer's Form S-1 registration statement last amended July 21, 1999 (the "Shelf Registration Statement") relating to the issuance of all of the Purchase Shares to be issued to Waters pursuant to this Agreement on or before one (1) month after the date of this Agreement. Buyer shall cause the Purchase Shares to be listed on the Nasdaq National Market at its expense so as to permit the sale by Waters of the Purchase Shares without further action under any state securities or blue sky laws. Buyer's obligation hereunder to so prepare and file the Shelf Registration Statement relating to the Purchase Shares is subject to the full cooperation of Waters in furnishing any and all information about themselves and any contemplated method of resale of such shares as may be necessary to make such statements not misleading, and any such information so furnished shall be treated as representations and warranties made by IPP under this Agreement, covered by the indemnification provisions set forth in the Indemnification Agreement. Buyer shall not be obligated to pay any underwriting discounts, selling commissions, brokers' fees or other offering expenses of any kind attributable to any sale of the Purchase Shares, which fees and expenses will be paid by Waters. Water's rights under this Section 2(h) are not transferable without Buyer's prior written consent. Upon the effectiveness of the Shelf Registration Statement, Buyer will issue Seller an certificate (without restrictive legends) representing that number of Purchase Shares as determined pursuant to Section 2(c)(I) in exchange for the certificate issued at Closing pursuant to Section 2(e)(II)(B).

     (i)  Collection of Certain Monies.  In the event IPP receives monies for
          ----------------------------
Patio Heaters or other products relating to the Acquired Assets shipped after April 3, 2000, IPP hereby agrees to hold such monies for the benefit of Buyer and to forward all such amounts to Buyer on a timely basis.

     3.   Representations and Warranties of the Sellers.  IPP represents and
          ---------------------------------------------
warrants to Buyer that the statements that are made by IPP contained in this
Section 3 are correct and complete as applied to IPP as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3) except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). Waters represents and warrants that the statements that are made by Waters in this Section 3 are correct ad complete as applied to
Waters as of the date of this Agreement and will be correct and complete   as of
the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement) except as set forth on the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a)  Organization of the Seller.  IPP represents that it is a limited
          --------------------------
liability company, duly organized, validly existing, and in good standing under the laws of the State of Illinois.

     (b)  Authorization of Transaction.  IPP represents that it has full power
          ----------------------------
and authority (including full company power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Seller Members and the manager of IPP have duly authorized the execution, delivery, and performance of this Agreement by IPP. This Agreement constitutes the valid and legally binding obligation of IPP, enforceable in accordance with its terms and conditions. Waters represents that he has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Waters, enforceable in accordance with its terms and conditions.

     (c)  Non-contravention.  Sellers represent that neither the execution and
          -----------------
the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Seller is subject or any provision of the Seller LLC Agreements or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Seller is a party or by which any Seller is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets). With the exception of the filing of the Trademark Assignment and Intellectual Property Assignment with the United States Patent and Trademark Office, the Sellers have not and are not required to
(i) give any notice to, (ii) make any filing with or (iii) obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

     (d)  Brokers' Fees.  The Sellers have not engaged nor authorized any
          -------------
broker, investment banker or third party to act on the Sellers' behalf, either directly or indirectly, as a broker, finder or advisor in connection with the transaction contemplated hereby.

     (e)  Title to Assets.  IPP and Waters each have good and marketable title
          ---------------
to the Acquired Assets to be transferred by each hereunder, free and clear of all Security Interests and any restrictions on transfer except for the leased postage meter, the printer supplied by UPS for printing UPS shipping documents and the air tanks provided by the supplier of compressed air for a nominal monthly fee.

     (f)  Financial Statements.  IPP and Waters represent that attached hereto
          --------------------
as Exhibit F are unaudited balance sheets and statements of income, changes in
   ---------
stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1999 (the "Most Recent Fiscal Year End") and for the two (2) month period ended February 29, 2000 for IPP (the "Financial Statements"). The Financial Statements (including any notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject only to normal year end adjustments and notes, present fairly the financial condition of IPP as of such dates and the results of operations of IPP for such periods as limited by the notes therein, are materially correct and complete, and are consistent with the books and records of IPP (which books and records are materially correct and, except as noted therein complete). On or before April 30, 2000, the Sellers hereby covenant and agree to provide Buyer with Financial Statements for the month ended March 31, 2000.

     (g)  Events Subsequent to Most Recent Fiscal Year End.  Since the Most
          ------------------------------------------------
Recent Fiscal Year End:

          (i) no Seller has sold, leased, transferred, or assigned any of the Acquired Assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) no Seller has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) affecting the Acquired Assets either involving more than $22,000 or outside the Ordinary Course of Business;

          (iii) no party (including any Seller) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $22,000 to which any Seller is a party or by which it is bound;

          (iv) no Seller has caused or allowed to be imposed any Security Interest upon any of the Acquired Assets;

          (v) no Seller has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) affecting the Acquired Assets either involving more than $22,000 or outside the Ordinary Course of Business;

          (vi) no Seller has granted any license or sublicense of any rights under or with respect to any of the Intellectual Property included in the Acquired Assets except for the License Agreement;

          (vii) there has been no change made or authorized in the Seller LLC Agreement;

          (viii) IPP has not issued, sold, or otherwise disposed of any of its equity, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its equity;

          (ix) IPP has not has declared, set aside, or made any distribution with respect to its equity (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its equity except distributions of proceeds from the transactions pursuant to this Agreement;

          (x) no Seller has experienced any damage, destruction, or loss (whether or not covered by insurance) to any of the Acquired Assets; and

          (xi) no Seller has committed to do any of the foregoing and to the best of each Seller's knowledge, none of the foregoing is reasonably likely to occur in the foreseeable future.

     (h)  Undisclosed Liabilities. IPP does not have any Liability, except for
          -----------------------
(i) Liabilities set forth on the face of the Most Recent Balance Sheet or in the notes thereto; (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business; (iii) Liabilities which are not Assumed Liabilities and were incurred in connection with the business of IPP other than the Patio Heater Business; and (iv) Liabilities which are unknown to

Waters and IPP. Nothing in this representation shall limit the obligation of the Sellers under the Indemnification Agreement to indemnify Buyer for any losses suffered by Buyer as a result of any Liabilities of the Sellers other than the Assumed Liabilities.

     (i)  Legal Compliance. The Sellers have complied with all material
          ----------------
applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) related to the Acquired Assets (the failure to comply with which would have a material adverse affect on the business of IPP or the Acquired Assets) and neither Seller has received any notice of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice which has been filed or commenced against either Seller alleging any failure so to comply.

     (j)  Tax Matters.
          -----------

          (i) IPP has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to it. IPP shall make available to Buyer copies of, and Section 3(j) of the Disclosure Schedule hereof contains a complete and accurate list of, all such Tax Returns relating to income or other Taxes filed since the date of IPP's formation. IPP has paid all Taxes that have or may have become due pursuant to those Tax Returns, or pursuant to any assessment received by any Seller or any Seller Member or Manager of IPP.

          (ii) No deficiency for Taxes has been claimed, proposed or assessed against IPP. There are not pending, nor to either Seller's knowledge, threatened audits, investigations, or claims for or relating to additional liability in respect of Taxes owed by IPP. All Taxes that IPP is or was required by applicable legal authority or otherwise to withhold or collect have been duly withheld or collected and have been paid to the proper governmental body or other Person. All Tax Returns filed by IPP are materially true, correct, and complete. Neither Seller has been audited during the last three (3) years and has any knowledge of any future IRS or other tax authority audits.

     (k)  Real Property.  Section 3(k) of the Disclosure Schedule lists and
          -------------
describes briefly all real property leased to IPP. IPP has delivered to Buyer correct and complete copies of such leases. With respect to each lease:

          (i) The lease is legal, valid, binding, enforceable, and in full force and effect.

          (ii) The lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby and the receipt of consent of the lessor thereunder.

          (iii) The tenant is not, and to the best knowledge of Waters, the lessor is not in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder.

          (iv)   No party to the lease has repudiated any provision thereof.

          (v) There are no material disputes, oral agreements, or forbearance programs in effect as to the lease.

          (vi) IPP has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold.

          (vii) All facilities leased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof as operated by IPP and have been operated and maintained in accordance with applicable laws, rules, and regulations.

          (viii) All facilities leased thereunder are supplied with utilities and other services necessary for the operation of said facilities as operated by IPP.


     (l)  Intellectual Property.
          ---------------------

          (i) To the knowledge of the Sellers, the Sellers own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary to manufacture, market, use and/or sell the Patio Heaters. IPP and Waters jointly and severally warrant and represent that Waters owns Patio Heater Patent that is being licensed to IPP pursuant to an oral license agreement.

          (ii) To the knowledge of the Sellers, none of the Sellers has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties in connection with the manufacture, use or sale of the patio heaters, and none of the Sellers, Seller Members or officers (and employees with responsibility for Intellectual Property matters) of any Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any Seller must license or refrain from using any Intellectual Property rights of any third party in connection with the manufacture, use or sale of the Patio Heaters). To the Knowledge of any Seller and the Manager of IPP (and employees with responsibility for Intellectual Property matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any Seller other than Intellectual Property rights of Waters which are not related to the business of IPP.

          (iii) Neither IPP nor Waters has granted to any third party any license, agreement or other permission with respect to, or any other current or future rights in, any of its Intellectual Property, including rights in any now existing or hereafter filed or granted domestic or foreign patent applications or patents, excepts those manufactures of Patio Heaters specifically listed on Section 3(l) of the Disclosure Schedule. Section 3(l)(iii) of the Disclosure Schedule identifies each (1) trade name or registered or unregistered trademark used by IPP and (2) each patent or patent application filed by the Sellers relating to the business of IPP. There are no actions, suits, proceedings, hearings, investigations, charges, complaints, claims, or demands pending and, to the Knowledge of Sellers, none are threatened which challenge the legality, validity, enforceability or use, or ownership of the License Agreement, the Intellectual Property licensed thereunder, or the names, marks, patents or patent applications. No Seller has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to any of the Intellectual Property.

          (iv) Other than the computer software which was not written for the Sellers, there is no item of Intellectual Property that any third party owns and that IPP uses pursuant to license, sublicense, agreement, or permission in connection with the manufacture, use or sale of Patio Heaters.

          (v) Other than the Patio Heater Patent, the Sellers are not the holders of, and have not filed any patent applications with, any United States or foreign patents with respect to Patio Heaters.

     (m)  Tangible Assets. Each Tangible Asset is in good operating condition
          ---------------
and repair (subject to normal wear and tear), and is suitable for the purposes for which it is presently used.

     (n)  Inventory. The inventory of IPP consists of raw materials and
          ---------
supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Sellers. Buyer acknowledges that Seller has been engaged in the Patio Heater Business for less than eighteen months and, therefore, does not have the operating experience to determine which parts and products in its inventory are excess or obsolete in accordance with GAAP.

     (o)  Contracts.
          ---------

          (i) The Contracts are all of the existing material contracts, agreements, leases and commitments (both written and oral) relating to the Acquired Assets. The Sellers have delivered to Buyer prior to the execution of this Agreement true and complete copies or descriptions of all of the Contracts (and all amendments and modifications thereto). Each Contract is in full force and effect, and constitutes a valid and binding obligation of, and is legally enforceable in accordance with its terms against, the parties thereto. To the Sellers' Knowledge, the parties thereto have complied with all of the provisions of the Contracts and are not in default thereunder, and there has not occurred any event which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute such a default. Except as set forth in Section 3(o) of the Disclosure Schedule, such Contract does not require the consent of any party thereto to the consummation of the transactions contemplated hereby.

          (ii) The Sellers have delivered to Buyer a correct and complete copy of the License Agreement. With respect to the License Agreement: (A) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the License Agreement;
     (B) no party has repudiated any provision of the License Agreement; and (C) other than the sublicenses to the manufacturers set forth in Schedule 3
     (l)(iii); Neither Seller has granted any sublicense or similar right with respect to the License Agreement.


     (q)  Insurance. The Sellers carry insurance, which is adequate in character
          ---------
and amount, with reputable insurers, covering all of the Acquired Assets. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), provided, however, that none of such policies will be assigned to the Buyer or insure any interest of the Buyer; (C) neither the Sellers nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Sellers have been covered since its formation by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3(q) of the Disclosure Schedule describes any self-insurance arrangements affecting the Sellers and lists each insurance policy currently or previously in effect with respect to the Acquired Assets.

     (r)  Litigation.  Except as listed in Section 3(R) of the Disclosure
          ----------
Schedule There are no claims, suits, actions, administrative, bankruptcy, arbitration or other proceedings or governmental investigations pending or, to the Sellers' Knowledge, threatened against IPP or the Acquired Assets, and the Sellers do not know of any facts which could reasonably form the basis for any such claim, suit, action, proceeding, or investigation. There are presently no outstanding judgments, decrees, or orders of any court or any governmental or administrative agency against or, in any proceeding in which IPP is a party, affecting IPP or any of the Acquired Assets. No insolvency proceedings of any character including, without limitation, bankruptcy, receivership, reorganization, or arrangement with creditors, voluntary or involuntary, affecting IPP or any of the Acquired Assets are pending, or to the Sellers' Knowledge, threatened. IPP has not made or taken any assignment for the benefit of creditors or any actions with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

     (s)  Product Warranty.  Each product manufactured, sold, leased, or
          ----------------
delivered by the Sellers has been in conformity with all applicable contractual commitments and all express and implied warranties, and no Seller has any Liability (and, to Seller's knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Sellers. No product manufactured, sold, leased, or delivered by any Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(s) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Sellers (containing applicable guaranty, warranty, and indemnity provisions).

     (t)  Product Liability.  Except as set forth on Schedule 3(t), to the
          -----------------
Knowledge of the Seller's, IPP has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against IPP giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of products manufactured, sold or leased by IPP. Sellers hereby covenants and agrees to carry products liability insurance, for a period of five (5) years after the date of this Agreement, covering claims related to products designed, manufactured, imported or sold prior to the date of this Agreement.

     (u)  Employee Benefits.  There are no Employee Benefit Plans applicable to
          -----------------
any employee of IPP, except the group health and life insurance plan through Principal Financial Group, which have been maintained in accordance with all applicable federal, state and local laws, rules and regulations.

     (v)  Environmental, Health, and Safety Matters.
          -----------------------------------------

          (i) IPP in all material respects, has complied with and is in compliance with all Environmental, Health, and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, IPP has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

          (iii) IPP has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to IPP or the Acquired Assets arising under Environmental, Health, and Safety Requirements.

          (iv) None of the following exists at any property or facility operated by IPP: (A) underground storage tanks, (B) asbestos-containing material in any form or condition, (C) materials or equipment containing polychlorinated biphenyls, or (D) landfills, surface impoundments, or disposal areas.

          (v) Neither Seller has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

          (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

          (vii) IPP has not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person or entity relating to Environmental, Health, and Safety Requirements.

          (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of IPP will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     4.   Representations and Warranties of Buyer.  Buyer represents and
          ---------------------------------------
warrants to the Sellers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

     (a)  Organization of Buyer.  Buyer is a corporation duly organized, validly
          ---------------------
existing, and in good standing under the laws of the State of Delaware.

     (b)  Authorization of Transaction.  Buyer has full power and authority
          ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

     (c)  Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above and the issuance by Buyer of the Buyer Common Stock, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter or bylaws or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

     (d)  Brokers' Fees.  Buyer has not engaged nor authorized any broker,
          -------------
investment banker or third party to act on Buyer's behalf, either directly or indirectly, as a broker, finder or advisor in connection with the transaction contemplated hereby.

     (e)  Buyer Stock. The Buyer Stock, when issued, shall be fully paid and non
          -----------
assessable and shall be delivered to Seller free and clear of all Security Interests and restrictions except restrictions required pursuant to the Securities Act.

     5.   Pre-Closing Covenants.  The Parties agree as follows with respect to
          ---------------------
the period between the execution of this Agreement and the Closing.

     (a)  General.  Each of the Parties will use its reasonable best efforts to
          -------
take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     (b)  Notices and Consents.  The Sellers will give any notices to third
          --------------------
parties, and the

Sellers will use their reasonable best efforts to obtain any third party consents, that Buyer reasonably may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

     (c)  Operation of Business.  IPP will not engage in any practice, take any
          ---------------------
action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, IPP will not (i) declare, set aside, or pay any distribution to the Seller Members, (ii) purchase, or otherwise acquire any membership units of IPP, (iii) modify the terms of the License Agreement except pursuant to the written request of Buyer to effect the Closing, or (iv) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(h) above.

     (d)  Preservation of Business.  IPP will keep its business and properties
          ------------------------
substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (e)  Full Access.  IPP will permit representatives of Buyer to have full
          -----------
access at all reasonable times, and in a manner so as not to interfere with the normal business operations of IPP, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to IPP.

     (f)  Notice of Developments.  Each Party will give prompt written notice to
          ----------------------
the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g)  Exclusivity.  The Sellers will not (i) solicit, initiate, or encourage
          -----------
the submission of any proposal or offer from any Person relating to the acquisition of any membership units or other voting securities, or any substantial portion of the assets, of IPP (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (h)  Public Disclosures.  Buyer will provide to the Sellers simultaneously
          -------------------
with the filing thereof copies of all filings of Buyer with the S.E.C. and all press releases or other public disclosures of Buyer relating to this acquisition.

     6.   Conditions to Obligation to Close.
          ----------------------------------

     (a)  Conditions to Obligation of Buyer.  The obligation of Buyer to
         ---------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) the Sellers shall have procured all of the third party consents specified in Section 5(b) above;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of Buyer to own the Acquired Assets and to operate the business of the Sellers relating to the Patio Heaters;

          (v) the Sellers shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iv) is satisfied in all respects;

          (vi) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

     (b)  Conditions to Obligation of the Sellers.  The obligation of the
          ---------------------------------------
Sellers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

          (v) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

     7.   Miscellaneous.
          --------------

     (a)  Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in the Indemnification Agreement, which provides the sole remedy of Buyer after Closing for any claims of breach of any representation or warranty.

     (b)  Press Releases and Public Announcements.  No Party shall issue any
          ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it
             -----------------
believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure and will, in any event, provide a copy of any such disclosure (including transcripts of any analysts' meetings or conference calls) within two (2) business days of its release).

     (c)  No Third-Party Beneficiaries.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d)  Entire Agreement.  This Agreement (including the documents referred to
          ----------------
herein and agreements executed and delivered pursuant hereto) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e)  Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that
                                                       -----------------
Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f)  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g)  Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h)  Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two (2) days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and on the day after it is sent by next day air courier or ground messenger service or by telecopy and on the day of actual delivery by personal delivery, and addressed to the intended recipient as set forth below:

     If to the Sellers:            Michael A. Waters
                                   372 Bateman Circle North
                                   Barrington Hills, Illinois 60010
                                   Fax: (847) 381-3059

     With a copy to the Seller's
     attorneys:                    Vance L. Liebman, Esq.
                                   Levin & Funkhouser, Ltd.
                                   55 West Monroe Street, Suite 2410
                                   Chicago, Illinois 60603
                                   Fax: (312) 641-2640

     If to the Buyer:              Blue Rhino Corporation
                                   104 Cambridge Plaza Drive
                                   Winston-Salem, North Carolina 27104
                                   Attention: Mark Castaneda
                                   Fax:  (336) 659-6750

     With a copy to the Buyer's    John H. Muehlstein, Esq.
     attorneys:                    Pedersen & Houpt, P.C.
                                   161 North Clark Street, Suite 3100
                                   Chicago, Illinois 60601
                                   Fax: (312) 641-6895

         Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i)  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Illinois.

         (j)  Amendments and Waivers.  No amendment of any provision of this
              ----------------------
Agreement shall be valid unless the same shall be in writing and signed by Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k)  Severability.  Whenever possible, each provision of this Agreement
              ------------
shall be construed and interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

         (l)  Expenses.  Each of the Parties will bear his or its own costs and
              --------
expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m)  Construction.  The Parties have participated jointly in the
              ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (n)  Incorporation of Exhibits and Schedules.  The Exhibits and
              ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o)  Specific Performance.  Each of the Parties acknowledges and agrees
              --------------------
that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                     [The next page is the Signature Page]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              SELLERS: INTERNATIONAL PROPANE PRODUCTS

                                       By__________________________________
                                       Its:  Manager and Sole Member



                                       _____________________________________
                                       Michael A. Waters


                              BUYER:   BLUE RHINO CORPORATION


                                       By__________________________________
                                       Its_________________________________